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                                                                   Exhibit 10.21

                                  Lease Between

                         V-SULLYFIELD PROPERTIES II, LLC

                                    (Lessor)

                                        &

                          WESTWOOD COMPUTER CORPORATION

                                    (Lessee)

                                 April 21 , 2003




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
                                TABLE OF CONTENTS
1.       PREMISES : ....................................................1
2.       TERM AND DELIVERY OF THE DEMISED PREMISES: ....................1
3.       RENT: .........................................................2
4.       REPAIR AND MAINTENANCE: .......................................2
5.       COMPLIANCE WITH REQUIREMENTS OF LAW: ..........................3
6.       UTILITIES: ....................................................3
7.       ALTERATIONS : .................................................3
8.       ACCESS: .......................................................3
9.       SIGNAGE : .....................................................3
10.      USE: ..........................................................3
11.      LIABILITY: ....................................................4
12.      SURRENDER AND TERMINATION: ....................................4
13.      INDEMNITY: ....................................................4
14.      NO WAIVER: ....................................................5
15.      SUBORDINATION: ................................................5
16.      INSURANCE :....................................................6
17.      DEFAULT: ......................................................6
18.      LESSOR'S REMEDIES : ...........................................7
19.      DESTRUCTION - FIRE OR OTHER CAUSE: ............................8
20.      LEGAL FEES: ...................................................9
21.      CONDEMNATION: .................................................9
22.      ASSIGNMENT AND SUBLETTING: ...................................10
23.      PARKING: .....................................................12
24.      KEYS: ........................................................12
25.      MECHANICS' LIENS: ............................................12
26.      NOTICES: .....................................................12
27.      LESSEE'S PROPORTIONATE SHARE: ................................13
28.      SECURITY SERVICES: ...........................................16
29.      "AS IS": .....................................................16
30.      WAIVER OF JURY AND COUNTERCLAIM: .............................16
31.      SECURITY: ....................................................16
32.      VIRGINIA LAW: ................................................17
33.      BROKER: ......................................................17
34.      RECORDING: ...................................................17
35.      RULES AND REGULATIONS :.......................................17
36.      FAILURE TO DELIVER POSSESSION: ...............................17
37.      WAIVER OF LIABILITY : ........................................17
38.      RIGHT OF LESSOR TO DISCHARGE OBLIGATIONS OF LESSEE: ..........18
39.      SERVICE CONTRACTS; ...........................................18
40.      BINDING ON SUCCESSORS, ETC.: .................................18
41.      LATE CHARGE: .................................................18
42.      EXECUTION OF LEASE: ..........................................18
43.      MORTGAGEE PROTECTION CLAUSE: .................................19
44.      PARTIAL INVALIDITY: ..........................................19
45.      HOLDING OVER: ................................................19
46.      HAZARDOUS MATERIALS : ........................................19
47.      ESTOPPEL CERTIFICATE: ........................................20
48.      FINANCIAL STATEMENTS: ........................................20
49.      EXCULPATION OF LESSOR ........................................20
50.      BANKRUPTCY ...................................................20
51.      FORCE MAJEURE : ..............................................23
52.      CONTROL OF COMMON AREAS AND PARKING FACILITIES: ..............23
53.      CONDITIONS PRECEDENT .........................................24
54.      INTERFERENCE: ................................................24
55.      ADA : ........................................................24
56.      REPRESENTATIONS OF LESSEE: ...................................24
57.      RESTRICTED AREAS : ...........................................25




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                                  DEED OF LEASE

      THIS DEED OF LEASE ("Lease") made and entered into this 21st day of April, 2003, by and between V-Sullyfield Properties II, LLC, a Virginia limited liability company, having an address c/o Velsor Properties, LLC, 1420 Spring Hill Road, Suite 335, McLean, Virginia, 22102, hereinafter referred to as "Lessor", and Westwood Computer Corporation., a New Jersey corporation., having an address of 11 Diamond Road, Springfield, NJ, 07081-3101, hereinafter referred to as "Lessee".

                                 WITNESSETH: 1.

PREMISES:

      a. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the following described office and warehouse space (the "demised premises"):

                      Floor: 1st
                      Suite: Suite 111
                      Square Feet: 3,286 rentable square feet
                      Lessee's Share: 1.51%

      b. The demised premises are more particularly shown and outlined on the space plans attached hereto as Exhibit A, and made a part hereof, designated as Suite 111 (left side) in a building (the "Building") having a mailing address of 14121 Parke-Long Court, Chantilly, Virginia and which office space is hereinafter referred to as the "Demised Premises." Lessor and Lessee agree that the Demised Premises contains Three Thousand Two Hundred Eighty-Six (3,286) rentable square feet of space (including both Lessee's exclusive usable area contained in the demised premises and common areas attributable to Lessee's usable area). The demised premises are located in a building located in a business park (the "Business Park") commonly known as "Dulles Corporate Center at Sullyfield Business Park." Lessee's interest in this Lease is subject to all covenants and restrictions of record and all applicable zoning, municipal, county, state and federal laws, statutes, codes, ordinances, rules and regulations affecting the Office Park. The Building, together with the land upon which the Building is located, which land is described on Exhibit B attached hereto and by reference incorporated herein (the "Land"), and together with all drives, parking areas, parking lots, walkways, terraces and landscaped areas used and maintained in connection with the Building and/or such Land that are contiguous to such Land (regardless of whether in fact located within the boundaries of such Land) are herein collectively referred to as the "Property").

      c. Subject to the terms herein provided, the demised premises shall include the appurtenant right to use, in common with others, on a non-exclusive basis, public lobbies, entrances, stairs, corridors, elevators, all drives, parking areas, parking lots and other public portions of the Property. All the windows and outside walls of the demised premises, and any space in the demised premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the demised premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Lessor. No easement for light, air or view, is granted or implied hereunder, and the reduction or elimination of Lessee's light, air or view will not affect Lessee's liability under this Lease.

2. TERM AND DELIVERY OF THE DEMISED PREMISES:

      a. The term of this Lease (the "Term") shall commence on the date Landlord notifies Tenant in writing that the Demised Premises are ready for occupancy (the "Commencement Date"), provided that the Commencement Date shall not be later than August 1, 2003. The Term shall end at midnight on July 31, 2006 (the "Expiration Date") or on such earlier date as the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. This Lease shall be effective and enforceable between Lessor and Lessee upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after the Commencement Date. Landlord anticipates, but does not guarantee, that the Commencement Date will occur between May 15 and June 1, 2003.

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      b.    "Lease Year" as used herein shall mean (i) each and every twelve
(12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the end of the then most recently completed twelve (12) month period and said expiration or termination. The first such twelve (12) month period shall commence on the Commencement Date.

3. RENT:

      a. As annual base rent for the demised premises, Lessee shall pay to Lessor the following:

                                              Annual         Rent Per Square
                                                                  Foot
                                          ----------------------------------
            5/_/03 -- 7/31/04                  $39,432.00             $12.00
           -----------------------------------------------------------------
            8/1/04 -- 7/31/05                  $41,009.28             $12.48
           -----------------------------------------------------------------
            8/1/05 -- 7/31/06                  $42,649.65             $13.00
                                                  123,091

      b. Base rent stipulated for each of the applicable lease years shall be paid in equal one-twelfth (1/12th) installments in advance on the first day of each calendar month for the applicable lease year. Base rent and all other items of rent or payments due Lessor under this Lease shall be paid to Lessor at the address of Lessor set forth above or at such other address and/or to such other party as Lessor may, from time to time, designate by written notice to Lessee in the manner hereafter set forth.

      c. Lessor hereby acknowledges receipt of Lessee's check, subject to collection, in the amount of Nine Thousand Eight Hundred Fifty-Eight and No/100 Dollars ($9,858.00),' representing payment of the initial security deposit required by paragraph 31 of this Lease.

      d. Lessor hereby acknowledges receipt of Lessee's check, subject to collection, in the amount of Three Thousand Two Hundred Eighty-Six and No/100 Dollars ($3,286.00), representing payment of one (1) month of base rent in advance.

      e. Lessee covenants and agrees to pay all licenses, taxes, sales taxes and assessments of every kind and character imposed by any governmental body, on, against or in connection with the operation of the business conducted on the demised premises, or against Lessee's property in or on the demised premises or on any installment of base rent or item of additional rent or other charge payable by Lessee under this Lease.

4. REPAIR AND MAINTENANCE:

      Lessor shall (other than for any repairs or replacements required as a result of the acts or omissions or negligence of Lessee, its agents, officers and its and their employees or invitees) maintain in good condition, comparable to similar buildings in Fairfax County, Virginia, the roof and structural portions of the Building, all landscaping, curbing, sidewalks, roads, parking areas, driveways and all interior and exterior common areas of the Building and systems used in common by the tenants of the Building and generally keep the same clean. Lessee will maintain in good order, condition and repair (including replacements) the entire demised premises, including all doors and door frames, windows, fixtures, machinery and equipment therein. Garbage and refuse shall be stored at such locations and in such containers as shall be approved by Lessor, and if required by Lessor or any municipal or governmental directive, Lessee shall sort and separate its trash and refuse as it shall be directed by Lessor or the applicable municipal or governmental authority, as the case may be. Lessee agrees that extraordinary waste, such as crates, cartons, boxes, etc. (the discarding of used furniture or equipment being deemed extra-ordinary waste) shall be removed from the Building and disposed of by Lessor, at Lessee's cost and expense, and that Lessee, upon Lessor's demand, will promptly reimburse Lessor for such removal and disposal. Lessee shall be responsible for repairs and restoration to the demised premises resulting from, occasioned by, or arising from, any break-ins, burglaries or attempted break-ins or burglaries in, on or to the demised premises.

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5. COMPLIANCE WITH REQUIREMENTS OF LAW:

      Lessee, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and local government and of any and all of their departments and bureaus with jurisdiction over the demised premises, and with any directives of any public officer or officers which shall impose any violation, order or duty upon Lessor or Lessee with respect to the demised premises and/or relate to the correction, prevention and/or abatement of nuisances or other grievances in, upon or connected with the demised premises during the term hereof. Lessee shall, at Lessee's own cost and expense, also promptly comply with and obey all rules, orders and regulations of all Lessor's insurance carriers and any fire underwriting or rating authority. Any governmental or municipal permits, approvals or consents required in order for Lessee to be able to use the demised premises for the purposes for which Lessee intends, and is permitted hereunder, shall be obtained by Lessee, at Lessee's sold cost and expense, and any failure of Lessee to obtain such permits, approvals or consents shall not relieve Lessee of its obligations hereunder.

6. UTILITIES:

      Lessee shall be responsible for procuring directly from the providers selected by Lessor of all utility services, and paying to such providers the costs and expenses of all utilities and services used on the demised premises during the term of this Lease except water used for drinking and lavatory purposes. In the event Lessor determines that Lessee is using water for other than drinking and lavatory purposes, then Lessee shall, from time to time and within fifteen (15) days of being furnished with a statement thereof, pay to Lessor the amounts that Lessor attributes as the cost for providing water to Lessee.

7. ALTERATIONS:

      Lessee shall make no additions, installations, alterations or changes in or to the demised premises without obtaining the prior written permission of Lessor. In any event, all installations, alterations or work done by Lessee shall at all times comply with:

      a. Laws, rules, orders and regulations of all governmental or municipal bodies, authorities, departments or agencies having jurisdiction thereof and such rules and regulations as Lessor shall promulgate, including the ADA as provided in Section 56 of this Lease.

      b. Plans and specifications prepared by and at the expense of Lessee theretofore submitted to Lessor for its prior written approval; no installations, alterations or any other work shall be undertaken, started or begun by Lessee, its agents, servants or employees, until Lessor has approved such plans and specifications; and no amendments or additions to such plans and specifications shall be made without the prior written consent of Lessor.

      c. Lessee agrees to pay Lessor's costs and expenses of reviewing any plans and specifications submitted for Lessor's review plus an inspection fee of Two Hundred and Fifty and no/100 Dollars ($250.00) per inspection.

8. ACCESS:

      Lessee shall permit Lessor and others authorized by Lessor to enter upon the demised premises at all reasonable times, with advance notice to Lessee to examine the condition thereof and conditions of Lessee's occupancy, to make such repairs, additions or alterations therein as Lessor may deem necessary, for such other purposes as may be related to Lessor's ownership or to exhibit the same to prospective tenants, purchasers and/or mortgagees.

9. SIGNAGE:

      Lessee may not erect any sign in or on any portion of the demised premises or on the Building visible from any point outside of the interior of the demised premises or the Building without Lessor's prior written approval and according to the covenants of the Business Park.

10. USE:

      Lessee shall use the demised premises only for office purposes, generally in accordance with the manner of use by other tenants at the Property (the "Permitted Use"). The foregoing notwithstanding, the demised premises shall not be used for any of the purposes or uses described in Exhibit E; any illegal purposes; nor in any manner to, create any nuisance or

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trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the demised premises. Lessee's use of the demised premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Lessor (the "Rules") as set forth in Exhibit C attached hereto and made a part hereof, or cause an unreasonable amount of use of any of the services provided at the Property. Lessee agrees, at its own expense, to promptly comply with any and all municipal, county, state and federal statutes, regulations, or requirements applicable or in any way relating to the use and occupancy of the demised premises. Lessee agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Lessee is engaged.

11. LIABILITY:

      Lessee shall save and hold Lessor harmless from all liabilities, charges, expenses (including counsel fees) and costs on account of all claims for damages and otherwise and/or suits for or by reason of any injury or injuries to any person or property of any kind whatsoever, whether the person or property of Lessee, its agents or employees or third persons, from any cause or causes whatsoever while on or upon or in proximity to the demised premises or due to any breach of a covenant herein by Lessee or to Lessee's use and occupancy of the demised premises unless arising from any gross negligence or willful misconduct on the part of Lessor. Lessor shall not in any manner be liable to Lessee for damages, losses or any other claim resulting from Lessor's delay or failure in delivery of the demised premises.


12. SURRENDER AND TERMINATION:

      All fixtures, equipment, improvements and appurtenances attached to or built into the demised premises prior to or during the term, whether by Lessor, at its expense or at the expense of Lessee, or by Lessee, shall be and remain part of the demised premises and shall not be removed by Lessee at the end of the term, unless Lessor, at least fifteen (15) days prior to the expiration of the term, notifies Lessee to remove the same. All of Lessee's removable trade fixtures and removable business equipment may be removed by Lessee upon condition that such removal does not materially damage the demised premises or the Building and that the cost of repairing any damage to the demised premises or the Building arising from such removal shall be paid by Lessee. Any property of Lessee or of any sublessee or occupant that Lessee has the right to remove or may hereunder be required to remove which shall remain in the Building after the expiration or termination of the term of this Lease shall be deemed to have been abandoned by Lessee, and either may be retained by Lessor as its property or may be disposed of in such manner as Lessor may see fit; provided, however, that, notwithstanding the foregoing, in the event of any failure of Lessee to promptly remove the items requested by Lessor to be removed and/or restore any damage to the Building or demised premises occasioned by such removal, Lessor, at Lessee's cost and expense, may remove the items Lessee failed to remove and/or effect all repairs to the Building and the demised premises. If such property or any part thereof shall be sold, Lessor may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of base rent, additional rent or other charge payable hereunder and any damages to which Lessor may be entitled hereunder or pursuant to law. Upon the expiration or other termination of the term of this Lease, Lessee shall quit and surrender to Lessor the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Lessee shall (i) remove all of its property and other items that it is permitted or required hereunder to remove and (ii) repair all damage to the Building and/or the demised premises occasioned by such removal. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

13. INDEMNITY:

      Lessor, its agents and its and their employees shall not be liable for any damage to property of Lessee or of any other party claiming by, through or under Lessee, nor for the loss or damage to any property of Lessee by theft or otherwise, unless caused by the negligence or willful misconduct of Lessor or its agents or employees. Lessee shall, at its own cost and expense, be responsible for the repairs or restoration due to, or resulting from, any theft or otherwise. Lessor or its agent shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any

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other cause of whatsoever nature, unless caused by the negligence or willful misconduct of Lessor or its agents or employees; nor shall Lessor or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work, unless caused by the negligence or willful misconduct of Lessor or its agents or employees; nor shall Lessor be liable for any defect (latent or otherwise) in the demised premises or in the Building. Lessee shall reimburse and compensate Lessor as additional rent for all expenditures made by, or damages or fines sustained or incurred by, Lessor due to non-performance or non-compliance with or breach or failure to observe any term, covenants or condition of this Lease upon Lessee's part to be kept, observed, performed or complied with.

14. NO WAIVER:

      The failure of Lessor to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Lessor of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver be in writing signed by Lessor. No surrender of this Lease shall be effective without Lessor's written agreement to accept such surrender. No payment by Lessee, or receipt by Lessor, of a lesser amount than the full rent, additional rent or payment obligation hereunder shall be deemed to be other than on account for the sum or sums stipulated hereunder, nor shall any endorsement or statement on any check or any letter accompanying a payment by Lessee be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent, additional rent or other payment or pursue any other remedy available to Lessor. No waiver, on the part of Lessor, its successors or assigns, of any default or breach by Lessee of any covenant, agreement or condition of this Lease shall be construed to be a waiver of the rights of Lessor as to any prior or future default or breach by Lessee.

15. SUBORDINATION:

      a. This Lease is, or will be, subject and subordinate to any underlying land leases or to the lien of any and all mortgages, deeds of trust or other security devices which may now or hereafter affect or encumber this Lease or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such leases or security devices. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee, or holder of another security device or holder of a ground leasehold interest. In confirmation of such subordination, however, Lessee shall, within ten (10) days after Lessor's request, execute and acknowledge any documents reasonably required to effectuate an attornment, a subordination, or to make this Lease or any option granted herein prior to any underlying land leases or the lien of any mortgage, deed of trust or other security devices, as the case may be.

      b. Notwithstanding the foregoing, in the event any such mortgagee or the holder of any deed to secure debt, other security device or ground leasehold interest shall elect to make the lien of this Lease prior to the lien of its mortgage, deed to secure debt, other security device or ground leasehold interest, then, upon such party giving Lessee written notice to such effect, this Lease shall be deemed to be prior in lien to the lien of such mortgage, deed to secure debt, other security device or ground leasehold interest, whether dated prior or subsequent thereto.

      c. If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any mortgage, deed of trust or other security device, Lessee shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Lessor under this Lease. Lessee agrees that the institution of any suit, action or other proceeding by a mortgagee or a sale of the Property pursuant to the powers granted to a mortgagee under its mortgage, deed of trust or other security device, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of Lessee hereunder.

      d. If such purchaser requests and accepts such attornment, from and after the time of such attornment, Lessee shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Lessee might have had against Lessor if the mortgage,

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deed of trust or other security device, had not been terminated or foreclosed, except that such purchaser shall not be (i) liable for any act or omission of the prior Lessor; (ii) subject to any offsets or defenses which Lessee might have against the prior Lessor; (iii) bound by any rent or Security Deposit (hereinafter defined) which Lessee might have paid in advance to the prior Lessor; (iv) obligated to cure any default of any prior Lessor under the Lease that occurred prior to the time that such purchaser succeeded to the interest of Lessor in the Property; or (v) bound by any amendment or modification of the Lease made without the prior written consent of such purchaser.

16. INSURANCE:

      Lessee shall, during the term hereof, keep in full force and effect (i) public liability and property damage insurance with respect to the demised premises and the use and/or business operated by Lessee in the demised premises, in which the limits of public liability shall not be less than Three Million and no/100 Dollars ($3,000,000.00) on account of personal injury to or the death of any one or more persons, as a result of any accident or disaster, and One Million and no/100 Dollars ($1,000,000.00) on account of damage to property;
(ii) fire and extended coverage insurance with sprinkler leakage coverage in an amount sufficient to cover the cost of replacing its property and fixtures; and
(iii) glass breakage and replacement insurance.

      a. The limits of said insurance shall not, however, in any way limit the liability of Lessee under this Lease.

      b. All insurance policies which Lessee is required to secure and maintain shall be in such form and by companies acceptable to Lessor.

      c. Lessee shall include in its fire and glass insurance policies for the demised premises appropriate clauses pursuant to which the insurance carriers (i) waive all rights of subrogation against Lessor, Lessor's mortgagees and holders of any ground lease, with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive, in writing, prior to a loss any or all right of recovery against any party for losses covered by such policies. If Lessee, at any time, is unable to obtain such inclusion of either of the clauses described in the preceding sentence, Lessee shall have Lessor, Lessor's mortgagees and holders of any ground lease named in such policies as insureds. Lessee hereby waives any and all right of recovery which it might otherwise have against Lessor, its contractors, agents and its and their employees, for loss or damage to Lessee's furniture, furnishings, fixtures and other property and all other losses covered by the insurance required to be carried by Lessee. Lessee shall, concurrently with its execution of this Lease (and thereafter, at least thirty (30) days prior to the expiration of any policy) furnish Lessor with a duplicate original of all insurance carried by Lessee at the demised premises with evidence that the premiums therefor have been paid current.

      d. All public liability policies required by this Lease to be obtained by Lessee shall name Lessor and such other parties as Lessor shall designate as an insured thereunder.

17. DEFAULT:

      Time is of the essence with regard to the performance of Lessee's obligations under this Lease. Any of the following constitutes a default of this Lease by Lessee:

      a. Failure to pay any installment of base rent, item of additional rent or other charge payable under this Lease on the applicable payment date. Lessee shall pay Lessor interest at the rate of eighteen (18%) percent simple interest per annum (or if such rate be illegal, at the maximum rate permitted by law, and any payment in excess of that which is permitted by law shall, and be deemed to be, an advance payment of base rent and shall be applied against the installments of base rent next becoming due) on all payments due under this Lease that are not made on the date when due, calculated from the date when due until paid in full.

      b. Failure to cure any other default of Lessee's obligations under this Lease for a period of ten (10) days after notice specifying the nature of the default.

      c. Vacation (and failure to pay rent) or abandonment of the demised premises.

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      d.    Filing a voluntary petition in bankruptcy or the adjudication of
Lessee as insolvent or bankrupt, or an assignment for the benefit of creditors, or filing a petition for relief under any applicable bankruptcy law, or consent to the appointment of a trustee or receiver of all or any substantial part of Lessee's property; or

      e. Filing of an involuntary petition under any applicable bankruptcy law against Lessee which is not vacated within thirty (30) days.

18. LESSOR'S REMEDIES:

      Upon Lessee's default and the expiration of any applicable grace period, Lessor may (at Lessor's option and in addition to all other rights provided in this Lease, at law or in equity) take any one or more of the following actions without further notice or demand.

      a. Terminate this Lease in which event Lessee shall immediately surrender the demised premises to Lessor. If Lessee fails to do so, Lessor may, without further notice and without prejudice to any other remedy Lessor may have, enter upon the demised premises without the requirement of resorting to the dispossessory procedures set forth by applicable law, if any, and expel or remove Lessee and Lessee's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Lessee shall remain liable to Lessor for damages, due and payable monthly on the day rent would have been payable hereunder, in an amount equal to the rent and any other amounts which would have been owing by Lessee for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the demised premises by Lessor, plus the aggregate amount of all of Lessor's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, advertising expenses, legal fees, brokerage commissions and other professional fees) and any other costs incurred in connection with the termination of this Lease, eviction of Lessee and such reletting, and all other damages to which Lessor is entitled under law.

      b. Enter the demised premises as the agent of Lessee without terminating the Lease and without being liable for any claim for trespass or damages therefor, and, in connection therewith, re-key the demised premises, remove Lessee's improvements, signs, personal property, equipment and other evidences of tenancy, and store or dispose of them, at Lessee's expense or as Lessor may see fit without being liable for any damage thereto, and relet the demised premises without advertisement, by private negotiations, for any term Lessor deems proper, and receive the rent therefor. If Lessor elects to take possession only without terminating this Lease, such entry and possession shall not terminate the Lease or release Lessee, in whole or in part, from the obligation to pay the rent and other charges payable under this Lease for the full term or from any other obligation under this Lease. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

      c. Demand immediate repayment by Lessee, in addition to but not in lieu of or in limitation of any other right or remedy provided to Lessor under the terms of this Lease, of all sums expended by Lessor and not repaid by Lessee in connection with preparing or improving the demised premises to Lessee's specifications and all costs and expenses incurred in reasonably renovating or altering the demised premises to make it suitable for re-letting.

      d. Declare the entire amount of the rent and other sums which would have become due and payable during the remainder of the term of the Lease to be due and payable immediately without notice to Lessee and thereafter terminate this Lease and Lessee's right of possession of the demised premises.

      e. Pursue any other remedy, at law or in equity, now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the demised premises are located. Lessor's reentry, demand for possession, notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of unlawful detainer or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination of Lessee's right to possession of the demised premises shall not relieve Lessee from Lessee's obligation to pay all sums due hereunder during the balance of the term, except as expressly provided herein. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the lesser of

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eighteen percent (18%) per annum or the maximum rate then allowable by law as provided in Section 17 of this Lease.

      f. This Lease shall not be deemed to be terminated by Lessor's entry on the demised premises or by any other act unless Lessor specifically expresses its intent to terminate this Lease.

      g. For purposes of any reletting by Lessor described in this Section 18, Lessor is authorized to redecorate, repair, alter and improve the demised premises to the extent necessary in Lessor's sole but reasonable discretion. Upon such reletting, all rentals received by Lessor from such re-letting shall be applied first, to the payment of any indebtedness other than the rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting or eviction of Lessee, including, without limitation, brokerage fees and attorneys' fees and the costs of such alterations and repairs as may be necessary relative to such re-letting; third, to the payment of the rents then due and unpaid under the Lease; and the residue, if any, shall be held by Lessor and applied in payment of future rents as same may become due and payable hereunder. Lessee shall pay Lessor on demand any deficiency that may arise by reason of such reletting, but Lessee shall not be entitled to any surplus so arising.

      h. Lessor, in addition to but not in lieu of or in limitation of any other right or remedy provided to Lessor under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Lessor in conjunction with any other payment made by Lessee to Lessor), shall have the right to be immediately repaid by Lessee the unamortized portion of all sums expended by Lessor and not repaid by Lessee in connection with preparing or improving the demised premises to Lessee's specifications and any and all costs and expenses incurred in renovating or altering the demised premises to make it suitable for reletting. Lessee agrees that Lessor may file suit to recover any sums due Lessor under this Paragraph 18 from time to time and that such suit or recovery of any amount due Lessor shall not be a defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Lessor.

      i. All rights and remedies of Lessor created or otherwise existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other

      j. In the event Lessor commences any proceedings for nonpayment of rent or other sums due hereunder, Lessee will not interpose any counterclaim of whatever nature or description which is not directly related to the Lease in any such proceeding, as construed by a court having proper jurisdiction. This shall not, however, be construed as a waiver of Lessee's right to assert such claims in any separate action or actions brought by Lessee.

      k. Notwithstanding anything in this Lease to the contrary, Lessee shall have no claim and hereby waives the right to any claim, against Lessor for money damages by reason of any refusal, withholding or delaying by Lessor of any consent, approval or statement of satisfaction, and in such event, Lessee's only remedies therefor shall be an action for specific performance or injunction to enforce any such requirements. If the results of any such action or arbitration shall be adverse to Lessor, Lessor shall be liable for Lessee's reasonable expenses and attorneys' fees thereby incurred.

19. DESTRUCTION - FIRE OR OTHER CAUSE:

      a. If the demised premises shall be partially damaged by fire or other cause without the fault or neglect of Lessee or Lessee's servants, employees, agents, invitees or licensees, Lessor shall, upon Lessor's receipt of the insurance proceeds and to the extent such proceeds are allocable or attributable to the demised premises, repair the portions of the demised premises covered by Lessor's insurance, and the rent until such repairs shall have been made shall be apportioned according to the part of the demised premises which is usable by Lessee. But if such partial damage is due to the fault or neglect of Lessee or Lessee's servants, employees, agents, invitees or licensees, without prejudice to any other rights and remedies of Lessor and without prejudice to the rights of subrogation of Lessor's insurer, the damages shall be repaired by Lessor but there shall be no apportionment or abatement of rent.

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      b.    If the demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, Lessor has the option to terminate the Lease as of the date of the damage or destruction by giving Lessee written notice within ninety (90) days after the date of the damage or destruction. If the demised premises are totally damaged or are rendered wholly untenantable and Lessor shall decide not to restore or not to rebuild the same, or if the Building shall be so damaged that Lessor shall decide to demolish it or not to rebuild it, or if the Building (whether or not the demised premises have been damaged) should be damaged to the extent of fifty (50%) percent or more of the then monetary value thereof, or if the damage resulted from a risk not fully covered by Lessor's insurance, then or in any of such events, Lessor may, within ninety (90) days after such damage or destruction, give Lessee written notice of Lessor's election to terminate this Lease, and thereupon the term of this Lease shall expire and terminate upon the third day after such notice is given, and Lessee shall vacate the demised premises and surrender the same to Lessor. Notwithstanding the foregoing, if the demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, either party may terminate this Lease upon written notice to the other within thirty (30) days after the date of such damage or destruction.

      c. If neither Lessor nor Lessee elects to terminate this Lease within thirty (30) days after such destruction or damage, Lessor shall complete such restoration with reasonable diligence within one hundred eighty (180) days after the date of Lessor's receipt of insurance proceeds paid with respect to such damage or destruction. During such period of repair, if any portion of the demised premises shall be untenantable as a result of said damage or destruction, rent shall abate beginning with the date of such damage or destruction and ending on the date the demised premises are rendered tenantable by an amount bearing the same ratio to the total amount of rent due under this Lease as the untenantable portion of the demised premises bears to the entire demised premises. Notwithstanding such abatement, Lessee shall remain obligated to perform and discharge all of its remaining covenants under this Lease during the period of abatement.

      d. If such damage or destruction occurs within one (1) year of the expiration of the term of this Lease, either party may, at its option on written notice to the other party within thirty (30) days after such destruction or damage, terminate this Lease as of the date of such damage or destruction.

      e. For purposes of this Lease, the term "Lessor's receipt of insurance proceeds" shall mean the portion of the insurance proceeds paid over to Lessor free and clear of any collection by mortgagees for the value of the damage, attorneys' fees and other costs of compromise, adjustment, settlement and collection of the insurance proceeds.

20. LEGAL FEES:

      In the event it shall become necessary for either party at any time to institute any legal action or proceedings of any nature for the enforcement of this Lease, or any of the provisions hereof, or to employ an attorney-at-law therefor and said party prevails in such action or proceedings, then the non-prevailing party shall pay to the prevailing party such prevailing party's costs (including a reasonable attorney's fee) incurred in such action or proceedings.

21. CONDEMNATION:

      If all of the Building is taken by or under the power of eminent domain (or conveyance in lieu thereof), this Lease shall terminate on the date the condemning authority takes possession and any rent paid for any period beyond said date shall be repaid to Lessee. In all other cases of any taking of the Building or the Land by the power of eminent domain (or conveyance in lieu thereof), Lessor shall have the option of electing to terminate this Lease.

      If Lessor does not elect to terminate, Lessor shall do the work necessary so as to constitute the portion of the Building not so taken a complete architectural unit and Lessee shall do all other work necessary for it to use and occupy the demised premises for its permitted purpose. During the period of Lessor's repairs, rent shall abate in an amount bearing the same ratio as the portion of the demised premises usable by Lessee bears to the entire demised premises. Rent shall be equitably adjusted, as of the date the condemning authority permanently acquires possession of any portion of the demised premises, to reflect any permanent reduction in the tenantable portion of the demised premises. Lessee shall not be entitled to, hereby expressly waives, and hereby assigns to Lessor all Lessee's right, title and interest in and to, any award made in any condemnation proceeding, action or ruling relating to any taking (or consideration paid for a conveyance in lieu thereof), whether whole, partial, temporary or permanent, and whether for diminution of the value of Lessee's interest in this Lease or term thereof or to the lease improvements or for any other claim or damage, including, without limitation, severance damages and loss of, or damage to, Lessee's trade fixtures. Notwithstanding the foregoing, in the event of a termination of this Lease, Lessee shall be entitled to make a separate claim in any condemnation proceeding, action or ruling relating to any taking against the condemning authority for Lessee's moving expenses, loss of goodwill, and the unamortized value of the leasehold improvements in the demised premises actually paid for by Lessee without contribution by Lessor, provided any awards or proceeds sought by, or paid to, Lessee does not reduce or diminish in any way or amount the awards or proceeds otherwise payable to Lessor. Lessee shall have no claim against Lessor for the value of any unexpired portion of this Lease.

22. ASSIGNMENT AND SUBLETTING:

      a. Lessee shall not sublet any part of the demised premises, nor assign this Lease or any interest herein, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any sublease or assignment made without Lessor's consent shall be void. For illustration only, the following are examples of reasons Lessor may withhold its consent without being deemed to be unreasonable: (i) the proposed sublessee or assignee may, in Lessor's judgment unreasonably burden the Building, its amenities or services
(ii) if the rate of compensation, including, but not limited to, all rent requested by Lessee for the portion of the demised premises to be subleased or subject to an assignment of the Lease, impacts upon or impairs Lessor's ability to rent space in the Building at the then market rate as offered by Lessor,
(iii) the financial statements or the business experience of the proposed assignee or sublessee are unsatisfactory to Lessor, (iv) the proposed use of the demised premises conflicts with other uses in the Building, (v) the prospective assignee or sublessee is an existing tenant of the Building and in Lessor's judgment such sublease or assignment may affect Lessor's lease relationship with such tenant, or (vi) Lessee's proposed subletting or assignment will, in Lessor's judgment, compete with Lessor's ability to lease other vacant space in the Building. Consent by Lessor to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Lessor. If a sublease or assignment is consented to by Lessor, any subleases or assignees shall become liable directly to Lessor for all obligations of Lessee hereunder without relieving or in any way modifying Lessee's liability hereunder.

      b. If Lessee desires to assign this Lease or sublet the demised premises or any part thereof, Lessee shall give Lessor written notice at least thirty (30) days in advance of the date on which Lessee desires to make such assignment or sublease, and pay to Lessor a non-refundable $Two Hundred Fifty and No/100 Dollars ($250.00) administrative processing fee. Lessee's notice shall specify: (a) the name and business of the proposed assignee or sublessee;
(b) the amount and location of the space in the demised premises affected; (c) the proposed effective date of the subletting or assignment; and (d) the proposed rental to be paid to Lessee by such sublessee or assignee.

      c. If Lessee shall give such notice, Lessee shall pay on demand Lessor's reasonable costs not to exceed Two Thousand Five Hundred Dollars ($2,500.00), including attorneys' fees incurred to consider and as necessary to document such transaction. If Lessee notifies Lessor of Lessee's intent to sublease or assign this Lease, Lessor shall within fifteen (15) business days from receipt of such notice (a) consent to such proposed assignment or subletting; (b) deny such consent (if Lessor shall fail to notify Lessee in writing of such election within said fifteen (15) day period, Lessor shall be deemed to have elected to deny such consent); or (c) elect to cancel this Lease if Lessee intends to sublease the entire demised premises, or to reduce the demised premises by the area requested to be subleased or assigned if the area is less than the entire demised premises.

      d. If Lessor's election is to cancel or to reduce the area of the demised premises as provided in the foregoing clause (c) (such election being referred to herein as "Lessor's Modification Election"), Lessee shall have ten
(10) days from receipt of Lessor's Modification Election to notify Lessor of Lessee's acceptance of such cancellation or reduction or Lessee's desire to remain in possession of the demised premises under this Lease for the remainder of the Term. If Lessee fails to notify Lessor of Lessee's election to accept termination or reduction or to continue as Lessee hereunder, such failure shall be deemed an election to terminate or have the area of the demised premises reduced, as the case may be, in accordance with Lessor's Modification Election and such termination or reduction shall be effective at the end of the ten (10) day period provided for above. If Lessor gives its consent to any such assignment or sublease, seventy-five percent (75%) of any rent or other cost to the assignee or sublessee for all or any portion of the demised premises over and above the rent payable by Lessee for such space shall be due and payable, and shall be paid, to Lessor.

      e. If this Lease is cancelled, the area of the demised premises is reduced or a sublease or assignment is made as herein provided, Lessee shall pay Lessor a charge equal to the actual costs incurred by Lessor, in Lessor's reasonable judgment (including, but not limited to, the use and time of Lessor's personnel), for all of the necessary legal, management, leasing or accounting services required to accomplish such cancellation, reduction of area of the demised premises, assignment or subletting, as the case may be.

      f. Any physical alterations necessary with respect to any such assignment, subletting or reduction of the area of the demised premises shall be subject to the provisions of this Lease regarding alterations and shall be at Lessee's sole cost and expense and subject to applicable building codes. No acceptance by Lessor of any rent or any other sum of money from any assignee, sublessee, or other category of transferee shall release Lessee from any of its obligations under this Lease or be deemed to constitute Lessor's consent to such assignment, sublease or transfer.

      g. The sale or transfer of Lessee's voting stock (if a corporation) or a partnership interest (if a partnership) or member interest (if a limited liability company) in Lessee resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the demised premises by any successor firm of Lessee or by any firm into which or with which Lessee may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Lessee. The foregoing notwithstanding, Lessor shall not unreasonably withhold its consents to an assignment of this Lease in connection with a sale of all, or substantially all, of the stock or assets of Lessee, provided that: (i) Lessee provides Lessor with 30 days prior notice to making such assignment; and (ii) Lessee provides Lessor with financial information confirming that the surviving entity is able to satisfy the financial obligations under this Lease; and (iii) in the event the tangible net worth of the surviving entity is not least as great as Lessee's tangible net worth as of the date hereof, then Lessee shall provide Lessor with an additional security deposit reasonably acceptable to Lessor.

      h. The joint and several liability of Lessee named herein and any immediate and remote successor in interest of Lessee (by assignment or otherwise), and the due performance of the obligations of this Lease on Lessee's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the following or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease; provided, however, that (a) in the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Lessee, if such modification increases or enlarges the obligations of Lessee or reduces the rights of Lessee, then Lessee named herein and each respective assignor or transferor shall not be liable under or bound by any such increase, enlargement or reduction; and (b) in the case of any waiver by Lessor of a specific obligation of an assignee or transferee of Lessee, such waiver shall also be deemed a waiver of such obligation with respect to the immediate and remote assignors or transferor of such assignee or transferee.

      i. Lessee shall have no right whatsoever to encumber any of Lessee's rights, title or interest under this Lease, without the prior written consent of Lessor.

      j. Nothing in this Lease shall in any way restrict Lessor's right to assign or encumber this Lease in its sole and absolute discretion. Should Lessor assign this Lease as provided for above, or should Lessor encumber all or any portion of the Property and should the holder of such encumbrance succeed to the interest of Lessor, Lessee shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Lease term remaining after such succession and Lessee shall attorn to such succeeding party as its Lessor under this Lease promptly under any such succession. essee agrees that should

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



any party so succeeding to the interest of Lessor require a separate agreement of attornment regarding the matters covered by this Lease, then Lessee shall promptly enter into such attornment agreement, provided the same does not substantially modify any of the provisions of this Lease and has no material adverse effect upon Lessee's continued occupancy of the demised premises.

23. PARKING:

      Lessee shall not park any vehicle, in any area, where said parking will constitute a problem to other tenants. Parking areas shall be provided at no additional cost to Lessee. Lessee shall have three (3) unreserved parking spaces per 1,000 square feet of rentable area. Lessor reserves the right at all times during the term hereof to designate and redesignate such parking areas and to proscribe the use thereof by reasonable rules and regulations. Lessee, its officers, employees, guests, invitees and visitors shall not at any time park trucks or vehicles in any of the areas designated for automobile parking. Lessor shall have no responsibility to police or otherwise insure Lessee's or other lessees' use thereof. Lessee shall not be entitled to any designated parking spaces. Parking areas shall be provided by Lessor for use by Lessee, its officers, employees, guests, invitees and visitors in common with the other tenants of the Office Park, their officers, employees, guests, invitees, visitors and such other parties as Lessor shall, from time to time, permit, on a "first come-first served" basis. All parking spaces and parking areas shall be non-attended and shall be utilized at the vehicle owner's own risk. Lessor shall not be liable for any injury to persons or property or loss by theft or otherwise to any vehicle or its contents. Vehicles parked on lawn areas are subject to being towed away at vehicle owner's expense.

24. KEYS:

      At the expiration or earlier termination of this Lease, Lessee shall furnish Lessor with at least one (1) key to each door or other locked area in or to the demised premises.

25. MECHANICS' LIENS:

      Neither Lessor nor the Property shall be liable for any labor, services or materials furnished or to be furnished to Lessee upon credit, and no mechanic's or other lien for any such labor, services or materials shall attach to, encumber or in any way affect the reversionary interest or other estate or interest of Lessor in and to the Building or the Land. Nothing in this Lease shall be construed as a consent by Lessor to subject Lessor's reversionary interest in the demised premises to liability under any lien or other law. If, as a result of any work or installation made by, or on behalf of Lessee, or Lessee's maintenance and repair of the demised premises, a claim of lien or lien is filed against the demised premises or all or any portion of the Property, within ten (10) days after it is filed, Lessee shall either satisfy the claim of lien or obtain a bond for or otherwise provide for the satisfaction of the lien in a manner acceptable to Lessor. If Lessee fails to do so within the ten (10) day period, Lessor may satisfy the lien, and Lessee shall reimburse Lessor for all Lessor's costs and expenses (including reasonable attorneys' fees) incurred in connection therewith.

26. NOTICES:

      All notices by Lessee to Lessor or by Lessor to Lessee with regard to this Lease shall be valid only if in writing and shall be deemed conclusively delivered when same are either hand delivered, or deposited in the U.S. mail, postage prepaid, certified, return receipt requested, or picked up for delivery by a nationally recognized courier for overnight delivery with such delivery charge being prepaid, if to Lessor, addressed to Lessor at the address set forth for Lessor on page 1 of this Lease or if to Lessee, at the address set forth for Lessee on page 1 of this Lease prior to Lessee's initial occupancy of the demised premises and thereafter with a duplicate to Lessee at the demised premises, attention: Manager of Facilities. Either party hereto may, by notice given as aforesaid, designate a different address or addresses for notices.

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27. LESSEE'S PROPORTIONATE SHARE:

      a. Throughout the Term, Lessee agrees to pay, as additional rent, its proportionate share of Operating Costs (as hereinafter defined) of the Building, as hereinafter defined (the "Lessee's Share").


      b. The term "Lessee's Share" shall mean the portion that the rentable square feet in the demised premises bears to the "Total Building Rentable Area" (as hereinafter defined). Notwithstanding anything to the contrary contained herein, in the event the Total Building Rentable Area does not have an average occupancy of ninety-five percent (95%) during any calendar year, appropriate adjustments shall be made to determine Operating Costs as though the Building had been ninety-five percent (95%) occupied, but in no event shall Lessee ever be required to pay more than Lessee's Share of the determined Operating Costs. The average occupancy shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). For purposes of this Lease, the Total Building Rentable Area is Two Hundred Eighteen Thousand Fifty-Two (218,052) square feet and the "Lessee's Share" equals 1.51%.

      c. During the month of December of each calendar year (or as soon thereafter as is reasonably practicable), Lessor shall furnish to Lessee a statement of Lessor's estimate of the Operating Costs for the next calendar year. Commencing on the Commencement Date and continuing on each monthly rent payment date thereafter until further adjustment pursuant to this Section 27(c), Lessee shall pay to Lessor one-twelfth (1/12) of Lessor's estimate of Lessee's Share of Operating Costs. Within one-hundred and twenty (120) days after the expiration of each calendar year during the Term (or as soon thereafter as is reasonably practicable), Lessor shall furnish to Lessee a statement (the "Expense Statement") showing the actual Operating Costs for such calendar year. The Expense Statement shall be conclusive and binding on Lessee, unless objected to in writing by Lessee as provided in this Section 27. In case of an underpayment, Lessee shall, within thirty (30) days after the receipt of such statement, pay to Lessor an amount equal to such underpayment. In case of an overpayment, Lessor shall credit the next monthly rental payment by Lessee with an amount equal to such overpayment. Additionally, if this Lease shall have expired, Lessor shall apply such excess against any sums due from Lessee to Lessor and shall refund any remainder to Lessee within ninety (90) days after the expiration of the Term, or as soon thereafter as is reasonably practicable.

      d. Anything herein to the contrary notwithstanding, in no event shall the rent as set forth in Section 3(a) ever be reduced on account of Operating Costs.

      e. Should this Lease commence at any time other than the first day of a calendar year, or terminate at any time other than the last day of a calendar year, the amount of additional rent due from Lessee shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

      f. Lessee shall have the right for a period of sixty (60) days after receipt of any Expense Statement to review Lessor's books and records with respect to actual annual Operating Costs for the period covered by the Expense Statement. Such review shall take place in Lessor's manager's office at the Property or at such other locally-based place as designated by Lessor. Lessee shall give Lessor not less than ten (10) days written notice of the date on which Lessee intends to conduct such review. In the event Lessee either fails to give written notice or thereafter fails to complete such inspection within ten
(10) business days after the date for the inspection set forth in Lessee's written notice, then Lessee's right to review Lessor's books and records shall terminate on such tenth (10th) day and the Expense Statement in question shall be binding on both Lessor and Lessee. The results of such review shall be for the benefit of Lessor and Lessee only, shall be maintained in confidence by Lessee, and shall not be disseminated or furnished to any other person or entity. Lessee may use accountants or other professionals to aid Lessee in conducting the audit, but Lessee may not use any auditing services or consultants that are owned by, affiliated with, employed by or related to any office building lessors or office building management companies or services.

      g. If, as a result of Lessee's review, Lessee claims that any particular items shall be incorrectly included as an Operating Costs under this Lease or Lessee claims any mathematical errors exist in the Expense Statement, Lessee may give written notice to Lessor within ten (10) days after the thirty
(30) day review period. Said notice may only contest Lessor's Expense

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Statement for the two (2) reasons included in this Section (g) and said notice shall clearly reflect the reasons for the disagreement and the amount claimed by Lessee as owed from Lessor. Lessee and Lessor shall then meet in an effort to resolve the differences in their respective findings.

      h. If a resolution is not reached within twenty (20) days of Lessee's written notice, then Lessor shall designate an independent certified public accountant to audit the actual annual Operating Costs for the period in question. The findings of said accountant shall be binding on both Lessor and Lessee.

      i. To the extent that the accountant's determination of Operating Costs is less than ninety percent (90%) of the amount reflected on Lessor's Expense Statement, then Lessor shall bear the cost of the audit. Conversely, to the extent that the accountant's determination of the amount reflected on Lessor's Expense Statement is equal to or within ninety percent (90%) of said statement, then Lessee shall bear the cost of the audit.

      j. If as a result of such audit it is determined that the amount of additional rent due from Lessee shall be less than that shown due on Lessor's Expense Statement, Lessor shall make such adjustments as necessary to correct such Expense Statement and Lessor shall refund to Lessee any over payments of additional rent made by Lessee.

      k. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the demised premises. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

      1. If any of Lessee's personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

      m. The term "Operating Costs" shall mean all operating expenses of the Building and/or Property, all of which shall be computed on a modified cash basis and which shall include all expenses, costs, and disbursements of every kind and nature, which Lessor (i) shall pay; or (ii) become obligated to pay in connection with the ownership, operation, management, maintenance, repair, replacement and security of the Property, including, but not limited to, the following:

            (i) Wages and salaries of all employees engaged in the operation and maintenance of the Property, including, but not limited to, taxes, insurance and benefits relating thereto;

            (ii) All supplies and materials used in the operation and maintenance of the Building;

            (iii) Cost of water, sewage, electricity and other utilities furnished in connection with the operation of the Building which are not separately metered and paid by other tenants;

            (iv) Cost of all service agreements and maintenance for the Building and/or the Property and/or the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

            (v) Cost of all insurance relating to the Property including, but not limited to, the cost of casualty and liability insurance applicable to the Property and Lessor's personal property used in connection therewith;

            (vi) All taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, and any other taxes (other than federal and state income taxes) and assessments attributable to any portion of the Building or its operation or any rent or any personal property in connection with

                                       14




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the operation of the Building, and any reasonable consultants and legal fees incurred with respect to issues, concerns or appeals involving the taxes or the Building;

            (vii) Cost of repairs and general maintenance of the interior and exterior of the Building (including, but not limited to, glass breakage);

            (viii) Cost of management fees for general operation and management of the Building, which service may be provided by an affiliated company or subsidiary of Lessor, provided that such management fee shall not exceed the management fee paid for the management of comparable office buildings in the area of the Property for comparable services negotiated at arms length;

            (ix) A reasonable amortization cost due to any capital expenditures incurred (i) which are incurred to have the effect of reducing or limiting Operating Costs of the Building, or improving the operating efficiency of the Property, if such reduction or limitation would inure to Lessee's benefit, or
(ii) which may be required by governmental authority or by Lessor's insurance carrier, or (iii) which are designed to protect or enhance the health, safety or welfare of the lessees at the Property or their invitees;

            (x) Cost of repairs, replacements, damages in respect to the Building incurred due to casualties or other causes to the extent uninsured including any deductible amounts;

            (xi) Cost of auditing and maintaining accounting books and records in respect to the Building;

            (xii) Cost of conducting any indoor air quality testing in any portions of the Building or any exterior or interior air, water or soil testing deemed necessary or desirable by Lessor, including regularly scheduled testing, and any costs incurred in connection with work arising out of the results of such tests or reports or the recommendations in such tests or reports; and

            (xiii) All costs and expenses for the general operation, management, maintenance and repair of all common areas of the Property, including all such costs and expenses described in items (i) through (xii) above in respect to the common areas of the Property.

      Lessor shall be permitted to contract with its affiliates for supplies, materials, and services used for the operation, maintenance, and management of the Property and its affiliates shall be permitted to subcontract for the acquisition of said supplies, materials, and services; provided, however, Lessor's payments to any affiliates for such supplies, services, and materials shall not exceed the costs normally charged by third parties for such supplies, materials and services.

      n. Expressly excluded from the definition of the term "Operating Costs" are:

            (i) Replacement of capital investment items (excepting those expenditures referred to above);

            (ii)  Lessor's home office expense;

            (iii) Leasing commissions;

            (iv) Reimbursements paid by specific tenants or other third parties for direct costs incurred at their request;

            (v)   Depreciation;

            (vi) Principal, interest, and other costs directly related to financing the Property;

            (vii) The cost of any repairs or general maintenance paid by the proceeds of insurance policies carried by Lessor on the Property; and

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            (viii) The wages and salaries of any supervisory or management employee of Lessor not involved in the day-to-day operation and maintenance of the Property.

      o. Anything contained herein to the contrary notwithstanding, annual increases in Operating Costs which are controllable shall not exceed six percent (6%).

28. SECURITY SERVICES:

      Lessee acknowledges that Lessor is not providing, and is not obligated to provide, any security protection services to the demised premises, Building or Property.

29. "AS IS":

      Except as provided in Section 2 of this Lease, Lessor shall not be required to do any work in, on or upon the demised premises or the Building to ready the same for Lessee's use or occupancy of the demised premises, it being acknowledged that Lessee is fully familiar with the condition of the demised premises and that Lessee has either undertaken an exhaustive examination of the same prior to the execution of this Lease or has waived the opportunity to undertake such inspection.

30. WAIVER OF JURY AND COUNTERCLAIM:

      TO THE EXTENT PERMITTED BY LAW, IT IS MUTUALLY AGREED BY AND BETWEEN LESSOR AND LESSEE THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, AND/OR LESSEE'S USE OF, OR OCCUPANCY OF, THE DEMISED PREMISES. LESSEE FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED BY LESSEE HEREUNDER. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

31. SECURITY:

      Lessee has this day deposited with Lessor Nine Thousand Eight Hundred Fifty-Eight and No/100 Dollars ($9,858.00) as a security deposit (the "Security Deposit") for the performance by Lessee of all the terms, covenants and conditions of this Lease upon Lessee's part to be performed. Unless required to do so by law, Lessor shall have no obligation to segregate such Security Deposit from any other funds of Lessor, and interest earned on such Security Deposit, if any, shall belong to Lessor. Security Deposits shall not be considered advance payments of Rent or a measure of Lessor's damages, in the case of a default by Lessee. The Security Deposit shall be returned to Lessee within thirty (30) days after the Expiration Date, provided Lessee has fully performed its obligations hereunder. Regardless of any permitted assignment of this Lease by Lessee, Lessor may return the Security Deposit to the original Lessee in the absence of evidence satisfactory to Lessor of an assignment of the right to receive the Security Deposit or the balance thereof, which shall satisfy in full Lessor's obligation to return the Security Deposit. Lessor shall have the right to apply any part of said Security Deposit to cure any default of Lessee and if Lessor does so, Lessee shall upon demand deposit with Lessor the amount so applied so that Lessor shall have the full Security Deposit on deposit at all times during the Term of this Lease. In the event of a sale or lease of the Building subject to this Lease, Lessor shall transfer the Security Deposit to the Purchaser or lessee, and Lessor shall thereupon be released from all liability for the return of such Security Deposit and Lessee shall look solely to the successor Lessor for the return of the Security Deposit. This provision shall apply to every transfer or assignment made of the Security Deposit to a successor Lessor. The Security Deposit shall not be assigned or encumbered by Lessee without the prior written consent of Lessor and any such unapproved assignment or encumbrance shall be void.

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32. VIRGINIA LAW:

      This Lease shall be governed by and construed in accordance with the laws of, or applicable to, the Commonwealth of Virginia. Lessee agrees to adjudicate all disputes arising out of the Lease in the state courts of the Commonwealth of Virginia or the United States District Court for the Eastern District of Virginia.

33. BROKER:

      Advantis Realty ("Advantis") has acted as agent for Lessor in this transaction, Cam Dunlop of Jobin Realty ("Jobin") acted as agent for Lessee in this transaction, and MEC Real Estate Associates, Inc. ("MEC") has acted as agent for InphoMatch, Inc. ("InphoMatch"), the prior occupant of the Demised Premises. Each of Advantis, Jobin and MEC are to be paid a commission by InphoMatch or Lessor pursuant to the terms of separate agreements between such parties; Lessee shall not be responsible for the payment of any commissions to any of such parties. Lessee warrants that no dealings or prior negotiations were had with any other broker concerning the renting of the demised premises and that there are no other claims for broker's commissions or finder's fees in connection with the execution of this Lease. Lessee hereby indemnifies Lessor and holds Lessor harmless from and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorneys' fees actually incurred without regard to any statutory presumption and court costs, incurred by Lessor as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Lessee relative to this Lease.

34. RECORDING:

      Lessee shall not record this Lease or a memorandum thereof without the written consent of Lessor.

35. RULES AND REGULATIONS:

      The Rules set forth on Exhibit C are incorporated into and made a part of this Lease. Lessor may from time to time amend, modify, delete or add new and additional reasonable Rules for the use, operation, safety, cleanliness and care of the demised premises and the Building. Such new or modified Rules shall be effective upon notice thereof to Lessee. Lessee will cause its employees and agents, or any others permitted by Lessee to occupy or enter the demised premises to abide by the Rules at all times. In the event of any breach of any Rules and failure to cure as permitted hereunder, Lessor shall have all remedies provided for in this Lease in the event of default by Lessee and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of the Rules. Lessor shall not be responsible to Lessee for the nonobservance of the Rules by any other lessee or person.

36. FAILURE TO DELIVER POSSESSION:

      If Lessor is unable to deliver possession of all or any portion of the demised premises, because of the holding-over or retention of possession of any lessee, subtenant or occupant, or for any other reason, Lessor shall not be subject to any liability for failure to give possession and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Lease. If permission is given to Lessee to enter into the possession of all or any portion of the demised premises prior to the date specified as the commencement of the term of this Lease, Lessee covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent.

37. WAIVER OF LIABILITY:

      The term "Lessor" as used in this Lease shall mean only the owner or mortgagee in possession, for the time being, of the Building, or the lessee or leasehold mortgagee in possession, for the time being, of a lease of the Building (which may include a lease of the Land), so that in the event of any transfer of title to the Building or any assignment of said lease, or in the event of a lease of the Building or of the Land and Building, the entity so transferring, assigning or leasing shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed as a covenant running with the Land without further agreement between the parties and their successors in interest, or between the parties and any such transferee, assignee or lessee, that the said transferee, assignee or lessee has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder. Lessee agrees to look solely to the estate and interest of Lessor in the Land and Building, and subject to prior right of any mortgage of the Land and/or Building, for the collection of any judgment (or other judicial process) recovered against Lessor based upon the breach by Lessor of any of the terms, conditions or covenants of this Lease on the part of Lessor to be performed, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of Lessee's remedies under or with respect to either this Lease, the relationship of Lessor or Lessee hereunder, or Lessee's use and occupancy of the demised premises.

38. RIGHT OF LESSOR TO DISCHARGE OBLIGATIONS OF LESSEE:

      If Lessee shall fail to perform or observe any of the terms, obligations or conditions contained herein on its part to be performed or observed hereunder, within the time limits set forth herein, Lessor may, at its option, but shall be under no obligation to do so, perform or observe the same and all costs and expenses incurred or expended by Lessor in such performance or observance shall, upon demand by Lessor, be immediately repaid to Lessor by Lessee together with interest thereon at the higher of eighteen (18%) percent per annum or one hundred twenty (120%) percent of the prime rate charged by Citibank, N.A. (or if both rates be illegal, at the maximum rate permitted by law) to the date of repayment. For the purposes of this Lease, the term "prime rate" shall mean the rate then being charged by Citibank, N.A. to its largest corporate customers for unsecured loans of ninety (90) days or less.

39. SERVICE CONTRACTS:

      Lessor shall enter into, on behalf of Lessee, a maintenance contract for the existing HVAC with the understanding that Lessee will be invoiced separately by Lessor for the full amount of the maintenance contract fee as well as any costs associated with the general maintenance of the system. Should any of the HVAC equipment need replacement during the lease term, Lessor and Lessee shall pay their pro rata share of such replacement, i.e., if Lessor replaces an HVAC unit with exactly one lease year remaining in the term of the lease, Lessee shall reimburse Lessor for one-tenth (1/10th) of the cost of replacing such HVAC unit. The Industry Standard deems the useful life of replacement of an HVAC unit to be ten years.

40. BINDING ON SUCCESSORS, ETC.:

      Except as otherwise provided in this Lease, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective legal representatives, successors and assigns.

41. LATE CHARGE:

      Lessee shall pay to Lessor a late charge of ten (10) cents per dollar for any installment of base annual rent, any item of additional rent or other charge payable hereunder which Lessee has failed to pay to Lessor within ten (10) days of Lessor's demand, not as a penalty, but to help defray administrative and other expenses involved in handling delinquent payments. In the event any check given to Lessor by, or on behalf of, Lessee is returned to Lessor by its bank for insufficient funds or for any other reason or is otherwise uncollectible, Lessee shall pay to Lessor a service charge in the sum equal to the higher of
(i) Fifty and no/100 Dollars ($50.00) for each check so returned or otherwise uncollected or (ii) five (5%) percent of the amount of the check so returned or otherwise uncollected, which service charge, if applicable and if not prohibited by law, shall be in addition to, and not in substitution of, any "late charge".

42. EXECUTION OF LEASE:

      The submission of this Lease for examination does not constitute a reservation or option of any kind or nature whatsoever on or for the demised premises or any other space within the Building and shall vest no right in either party. This Lease shall become effective as a lease only upon execution and legal delivery thereof by the parties hereto. This Lease may be executed in more than one counterpart, and each such counterpart shall be deemed to be an original document.

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



43. MORTGAGEE PROTECTION CLAUSE:

      Lessee agrees to give any mortgage and/or trust deed holders, whose name and address has been previously furnished to Lessee, by certified mail, a copy of any notice of default served upon Lessor by Lessee. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have such additional time as may be necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued.

44. PARTIAL INVALIDITY:

      If any provision of this Lease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid and shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

45. HOLDING OVER:

      Any holding over after the expiration of the term or any validly exercised renewal term shall be construed to be a tenancy from month to month at the rent equal to twice the base and additional rentals and other charges specified herein (prorated on a monthly basis) and shall otherwise be on the terms herein specified so far as applicable.

46. HAZARDOUS MATERIALS:

      Neither Lessee, its successors or assigns, nor any permitted assignee or sublessee, licensee or other person or entity acting by or through Lessee, shall (either with or without negligence) cause or permit the escape, disposal or release of any "Hazardous Substances, or Materials" (as hereinafter defined). Lessee shall not allow the storage or use of such Hazardous Substances or Materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such Hazardous Substances or Materials, nor allow to be brought into the Building, the Land, or the demised premises any such Hazardous Substances or Materials except to use in the ordinary course of Lessee's business, and then only if such Hazardous Substances or Materials are not prohibited by (and are only in amounts permitted by) law, after notice is given to, and written approval is received from, Lessor of the identity and quantity of such Hazardous Substances or Materials. Without limitation, Hazardous Substances or Materials shall include any biologically or chemically active substance and any waste, pollutant, substance or material described in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C.
Section 9601 et seq., the Resource Conservation and Recovery Act, as amended from time to time, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances or Materials, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional charges if such requirement applies to the demised premises. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of Hazardous Substances or Materials on the demised premises or the Property. Lessee indemnifies and covenants and agrees at its sole cost and expense, to protect and save Lessor harmless against and from any and all fines, damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including without limitation, reasonable attorneys' fees and expert's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Lessor arising from or out of any Hazardous Substances or Materials on, in, under or affecting the demised premises, the Building or the Property, or any part thereof as a result of any act or omission by Lessee, its successors or assigns, or any permitted assignee, permitted sublessee or licensee or other person or entity acting at the direction of or with the consent of Lessee. The within covenants shall survive the expiration or earlier termination of the Lease Term.

                                       19




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47. ESTOPPEL CERTIFICATE:

      Lessee agrees, at any time, and from time to time, upon not less than ten
(10) days' prior notice by Lessor, to execute, acknowledge and deliver to Lessor, a statement in writing addressed to Lessor or such other party as Lessor shall designate, substantially in the form of Exhibit G attached hereto, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating -the m)sidification), stating the dates to which base rent, additional rent and other charges have been paid, the amount of security deposited, if any, and stating whether or not there exists any default in the performance of any covenant, agreement, term, provisions or condition contained in this Lease, and, if so, specifying each such default and containing such other information, items and certifications as Lessor shall request, it being intended that any such statement delivered pursuant hereto may be relied upon by Lessor and by any purchaser, mortgagee or prospective mortgagee of any mortgage affecting all or any portion of the Office Park or Building and by any lessor under a ground or underlying lease affecting all or any portion of the Office Park or Building. Lessee irrevocably appoints Lessor as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Lessee, any document or instrument provided for in this Section if Lessee fails to provide same in a timely manner.

48. FINANCIAL STATEMENTS:

      Lessee hereby agrees, from time to time and at the request of Lessor, to furnish Lessor, within thirty (30) days of each such request, with such financial statements of Lessee as Lessor shall require in order to reasonably determine the financial condition of Lessee, certified as true and correct by an officer of the Lessee. Such statements shall be prepared by an independent certified public accountant and shall include, without limitation, Lessee's net worth statements and statements of financial position and retained earnings statement of Lessee and its subsidiaries, if any, for the preceding three (3) years. Lessee agrees that Lessor may furnish any of its lenders or potential lenders or purchasers copies of such financial statements and records. Lessor agrees to hold, and to cause its lender and potential lenders and purchasers to hold, such financial statements in confidence and not to disclose such records to any party other than such party as shall have a financial interest in the Office Park or the Building or who has a loan on all or any portion of the Office Park or the Building or who is interested in making a loan on all or any portion of the Office Park or the Building or who is interested in purchasing all or a portion of the Office Park or the Building.

49. EXCULPATION OF LESSOR.

      a. Notwithstanding any provision in this Lease to the contrary, Lessor and Lessor's managing agent's liability with respect to or arising from or in connection with this Lease shall be limited solely to Lessor's interest in the Property. Neither Lessor, any of the partners of Lessor, any officer, director, principal, trustee, policy holder, shareholder, attorney nor employee of Lessor or its managing agent shall have any personal liability whatsoever with respect to this Lease.

      b. Lessor and Lessor's managing agent shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease. Lessee shall look solely to the equity of Lessor in the Property for the satisfaction of any money judgment to Lessee. Such exculpation of liability shall be absolute and without exception whatsoever.

50. BANKRUPTCY.

      a. The following shall be events of bankruptcy under this Lease: (i) Lessee's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled "Bankruptcy, 11 U.S.C., Sec. 101, et. seq." (the "Bankruptcy Code"), or under applicable insolvency laws (the "Insolvency Laws");
(ii) the appointment of a receiver or custodian for any or all of Lessee's property or assets, if such appointment shall not be dismissed within ninety
(90) days; or (iii) the filing of a voluntary petition under the provisions of the Bankruptcy Code or the Insolvency Laws; or (iv) the filing of an involuntary petition under the provisions of the Bankruptcy Code or the Insolvency Laws, which is not dismissed within sixty (60) days of filing; or (v) Lessee's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

                                       20




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      In the event of Lessee's bankruptcy, Lessor at its option may, in addition to all other rights and remedies provided in this Lease at law or in equity, terminate this Lease by giving written notice to Lessee. If termination of this Lease shall be stayed by order of any court having jurisdiction over any bankruptcy or insolvency proceeding or by federal or state statute, then, following the expiration of any such stay, or if Lessee or Lessee as debtor-in-possession or the trustee appointed in any such proceeding (being collectively referred to as "Lessee" only for the purposes of this Section 50) shall fail to assume Lessee's obligations under this Lease within the period prescribed therefor by law or within fifteen (15) days after entry of the order for relief or as may be allowed by the court, or if Lessee shall fail to provide adequate protection of Lessor's right, title and interest in and to the demised premises or adequate assurance of the complete and continuous future performance of Lessee's obligation under this Lease, Lessor, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days' notice to Lessee and upon the expiration of said fifteen (15) day period this Lease shall cease and expire as aforesaid and Lessee shall immediately quit and surrender the demised premises as aforesaid. Upon the termination of this Lease as provided above, Lessor, without notice, may re-enter and repossess the demised premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Lessee by summary proceedings or otherwise.

      b. For the purposes of the preceding Section (a), adequate protection of Lessor's right, title and interest in and to the demised premises, and adequate assurance of the complete and continuous future performance of Lessee's obligations under this Lease, shall include, without limitation, the following requirements:

            (i) that Lessee comply with all of its obligations under this Lease;

            (ii) that Lessee pay to Lessor, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which the demised premises diminished in value during the immediately preceding monthly period, but, in no event, shall such amount be less than the aggregate Rent payable for such monthly period;

            (iii) that Lessee continue to use the demised premises in the manner originally required by the Lease;

            (iv) that Lessor be permitted to supervise the performance of Lessee's obligations under this Lease;

            (v) that Lessee pay to Lessor within fifteen (15) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the premises and adequate assurance of the complete and continuous future performance of Lessee's obligations under this Lease, an additional Security Deposit in an amount acceptable to Lessor;

            (vi) that Lessee has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Lessor that sufficient funds will be available to fulfill the obligations of Lessee under this Lease;

            (vii) that if Lessee assumes this Lease and proposes to assign the same (pursuant to Title II U.S.C. 'SS' 365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such court having competent jurisdiction over Lessee's estate, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Lessor to assure such person's future performance under this Lease, including, without limitation, the assurances referred to in Title II U.S.C. 'SS' 365(b)(3), as it may be amended, shall be given to Lessor by Lessee no later than fifteen (15) days after receipt by Lessee of such offer, but in any event no later than thirty (30) days prior to the date that Lessee shall make application to such court for authority and approval to enter into such assignment and assumption, and Lessor shall thereupon have the prior right and option, to be exercised by notice to Lessee given at any time prior to the effective date of such proposed assignment, to accept, or to cause Lessor's designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease; and

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



            (viii)that if Lessee assumes this Lease and proposes to assign the same, and Lessor does not exercise its option pursuant to Section (vii) of this
Section 50. Lessee hereby agrees that:

                  A. such assignee shall have a net worth not less than the net worth of Lessee as of the Commencement Date, or such Lessee's obligations under this Lease shall be unconditionally guaranteed by a person having a net worth equal to Lessee's net worth as of the Commencement Date;

                  B. such assignee shall not use the demised premises except subject to all the restrictions contained in this Lease;

                  C. such assignee shall assume in writing all of the terms, covenants and conditions of this Lease including, without limitation, all of such terms, covenants and conditions respecting the Permitted Use and payment of Rent, and such assignee shall provide Lessor with assurances satisfactory to Lessor that it has the experience in operations having the same or substantially similar uses as the Permitted Use, in properties similar to the Property, sufficient to enable it so to comply with the terms, covenants and conditions of this Lease and successfully operate the demised premises for the Permitted Use;

                  D. such assignee shall indemnify Lessor against, and pay to Lessor the amount of, any payments which may be obligated to be made to any Mortgagee by virtue of such assignment;

                  E. such assignee shall pay to Lessor an amount equal to the unamortized portion of any construction allowance made to Lessee; and

                  F. if such assignee makes any payment to Lessee, or for Lessee's account, for the right to assume this Lease (including, without limitation, any lump sum payment, installment payment or payment in the nature of rent over and above the Rent payable under this Lease), Lessee shall pay over to Lessor one-half of any such payment, less any amount paid to Lessor pursuant to clause (E) above on account of any construction allowance.

      As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition and specific operating experience of Lessee and Lessee's obligation to use the demised premises specifically in accordance with this Lease, (ii) Lessee's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Bankruptcy Code or the Insolvency Laws for Lessee and (iii) all defaults under the Lease being cured promptly and the Lease being assumed within 60 days of any order for relief entered under the Bankruptcy Code or the Insolvency Laws for Lessee, or the Lease being rejected within such 60-day period and the demised premises surrendered to Lessor.

      Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

            (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that a petition is filed or other action is commenced under the Bankruptcy Code or the Insolvency Laws (an "Action") shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

            (ii) Any and all rents that accrue from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Bankruptcy Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

            (iii) Any extension of the time period within which Lessee may assume or reject the Lease without an obligation to cause all obligations under the Lease to be performed as and when required under the Lease shall be harmful and prejudicial to Lessor;

            (iv) Any time period designated as the period within which Lessee must cure all defaults and compensate Lessor for all pecuniary losses that extends beyond the date of assumption of the Lease shall be harmful and prejudicial to Lessor;

            (v) Any assignment of the Lease must result in all terms and conditions of the Lease being assumed by the assignee without alteration or amendment, and any assignment that results in an amendment or alteration of the terms and conditions of the Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

            (vi) Any proposed assignment of the Lease to an assignee: (1) that will not use the demised premises specifically in accordance with the Lease, (2) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Lessee as of the date of this Lease, or (3) that does not provide guarantors of the Lease obligations with financial condition equal to or better than the financial condition of the original guarantors of the Lease as of the date of this Lease, shall be harmful and prejudicial to Lessor;

            (vii) The rejection (or deemed rejection) of the Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Bankruptcy Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the demised premises will be delivered to Lessor immediately without the necessity of any further action by Lessor.

            No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Bankruptcy Code, the Insolvency Laws, or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the demised premises as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Bankruptcy Code.

            Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for purposes of the Bankruptcy Code.

            For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person."

51. FORCE MAJEURE:

      Notwithstanding any provision in this Lease to the contrary, Lessor shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond Lessor's control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

52. CONTROL OF COMMON AREAS AND PARKING FACILITIES:

      All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Lessor, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Lessor for the general use, in common (the "Common Areas"), of lessees, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Lessor, and Lessor shall have the right but not the obligation from time to time to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas; to police same, from time to time; to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by, and enforce parking charges (by operation of meters or otherwise) to lessees, their officers, agents, invitees, employees, servants, licensees, visitors, patrons, and customers; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Lessor's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person of the public therein; to close temporarily all or any portion of the Common Areas; to discourage non-lessee parking; to charge a fee for visitors and customer parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Lessor, shall be advisable with a view to the improvement of the convenience and use thereof by lessees, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Lessor will operate and maintain the Common Areas in such a reasonable mariner as Lessor shall determine from time to time. Without limiting the scope of such discretion, Lessor shall have the full right and authority but not the obligation to designate a manager of the parking facilities or Common Areas or other facilities, who shall have full authority to make and enforce rules and regulations regarding the use of the same and to employ all personnel and to make and enforce all Rules pertaining to, and necessary for, the proper operation and maintenance of the parking areas or the Common Areas. Lessee shall comply (and shall require all persons within its control to comply) with such Rules, upon notice of same.

53. CONDITIONS PRECEDENT

      [Intentionally Deleted]

54. INTERFERENCE:

      Lessor shall have no liability to Lessee nor shall Lessee have any right to terminate this Lease or claim any offset against or reduction in any sum to be paid hereunder because of interference with, or impairment to any extent, of light, air, visibility, or view, or because of damage or inconvenience due to noise, vibration or other matters resulting from the excavation, construction, repair or addition of or to, buildings adjacent to or near the Property. No easement of light or air is granted in this Lease or otherwise.

55. ADA:

      Lessee shall be responsible for compliance with Title III of the Americans with Disabilities Act of 1990 ("ADA") within the demised premises and Lessor shall be responsible for compliance with Title III of the ADA relative to the Common Areas within the remainder of the Property.

56. REPRESENTATIONS OF LESSEE:

      Lessee by its execution hereof, represents and warrants to Lessor and its successors and assigns that as of the date hereof Lessee is a duly established and validly existing corporation of the State of New Jersey and that the individual(s) signing this Lease on behalf of Lessee has(have) been duly authorized to do so and thereby bind Lessee.

57. RESTRICTED AREAS:

      Lessee will not have access to the rooftop or telephone closets without prior written consent of Lessor.

      IN WITNESS WHEREOF, we have hereunto set our hands and seals the day and year first above written.

WITNESSES:                          LESSOR:

                                    V-SULLYFIELD PROPERTIES V, LLC
                                    By Its Manager: V-Sullyfield Manager V, LLC

 /s/ Illegible                           By: /s/ Lisbeth R. Horowitz
---------------------------------           ------------------------------
Name:                                    Name: Lisbeth R. Horowitz
                                         Title: Managing Member

                                    LESSEE:

                                    WESTWOOD COMPUTER CORPORATION


 /s/ Illegible                           By: /s/ Illegible
---------------------------------           ------------------------------
Name:                                    Name:
                                         Title:

                                LIST OF EXHIBITS

Exhibit A -       Demised Premises
Exhibit B -       Legal Description of Land
Exhibit C -       Rules and Regulations
Exhibit D -       Intentionally Omitted
Exhibit E -       Prohibited Uses of Demised Premises
Exhibit F -       Intentionally Omitted
Exhibit G -       Estoppel Certificate

                                    EXHIBIT A

                                DEMISED PREMISES

Mar 12 03 08:22a         Mark E. Cummings          7032789690              p.6



                               [GRAPHIC OMITTED]

                                    EXHIBIT B

                            LEGAL DESCRIPTION OF LAND

ALL THOSE certain lots or parcels of land situated and lying in Fairfax County, Virginia, and more particularly described as follows:

All of Lot Three (3) and Lot Four (4), PARKE-LONG AT SULLYFIELD, as the same is shown on a plat attached to the Deed of Resubdivision and Easement recorded in Deed Book 6279, at page 1903, among the Land Records of Fairfax County, Virginia.

TOGETHER WITH the parking rights created for the benefit of Lot 3 by Declaration of Covenant recorded among the aforesaid Land Records in Deed Book 7017, at page 330.

AND ALSO

All of Lot Five-A (5-A), being a consolidation of Lots 5, 6, and, PARKE LONG AT SULLYFIELD, as the same is shown on a plat attached to the Deed of Consolidation recorded in Deed Book 7371, at page 1604, among the Land Records of Fairfax County, Virginia.

TOGETHER WITH AND SUBJECT TO the easement created for the benefit of all of the above-described parcels in Article XI of the Protective Covenants for Sullyfield Business Park recorded among the aforesaid Land Records in Deed Book 5849, at page 1928.

                                    EXHIBIT C

                              RULES AND REGULATIONS

The following rules and regulations have been adopted by Lessor for the care, protection and benefit of the Building and for the general comfort and welfare of all tenants:

      1. The rights of Lessee in the sidewalks, entrances and corridors of the Building are limited to ingress to and egress from the Demised Premises for Lessee and its employees, licensees and invitees, and Lessee shall not use, or permit use of, such sidewalks, entrances and corridors for any other purposes. Lessor shall have the right to regulate the use of and operate the public portions of the Building, as well as portions furnished for the common use of the tenants, in such manner, as it deems best for the benefit of the tenants generally.

      2. Lessee shall lock the Demised Premises and shut off water faucets, lights and electrical equipment and appliances located in the Demised Premises before leaving the Demised Premises each day.

      3. All deliveries and shipments shall be made only at Lessee's loading dock(s) or other areas designated by Lessor.

      4. Lessee shall place garbage and refuse only in trash containers approved by Lessor. Such containers shall be kept either inside the Demised Premises or outside the Demised Premises in such areas as designated by Lessor. All refuse, especially food products, must be enclosed in sealed trash bags to prevent attracting rodents, bees and other pests. The Lessor shall approve the trash collection and disposal service which will be utilized to empty and haul away such garbage and refuse and the times and days of the week such containers shall be emptied. Lessee shall pay for the cost of the containers and the periodic trash collection and disposal charges.

      5. No wires of any kind or type (including, without limitation, television, satellite and radio antennas) shall be attached to the outside of the Building, and no wires shall be run or installed in any part of the Building without Lessor's prior written consent.

      6. Lessee shall not engage in any activity nor utilize any machinery or apparatus that shall be heard, smelled or seen outside the Demised Premises.

      7. Pallets or other furniture may not be placed in or near the dumpsters but shall be stored outside of the Demised Premises and removed no less than monthly.

      8. Lessee shall not use the plumbing facilities (including sinks, toilets and drains) serving the demised premises for the disposal of refuse or any other improper use. Lessee shall, at its sole cost and expense, repair any damage to such plumbing facilities caused by any such misuse.

      9.    No animals or birds shall be allowed in or about the Demised
Premises.

      10. Except for Lessee's vehicles, Lessee shall not store any personal property outside of the Demised Premises.

      11. Lessee shall, at the request of Lessor, retain a pest and rodent extermination service approved by Lessor, which shall periodically treat the demised premises in a manner and at such times as are approved by Lessor.

      12. Lessee shall not burn or incinerate trash, refuse or any other items in or outside the Demised Premises.

      13. Lessee shall not allow anyone to reside or sleep in the Demised Premises.

      14. Lessor shall not be responsible for any loss, theft or disappearance of personal property from the Demised Premises and/or Business Park.

      15. Lessee shall park only in those areas designated by Lessor. Lessee shall comply with all directional and other signs posted in the parking areas and shall use only one (1) parking stall per vehicle. Lessee shall not park mobile homes, boats, boat trailers or similar vehicles in the common parking areas. No inoperable vehicle shall be allowed to remain in the common parking areas. All vehicles must have current State and County decals displayed. All vehicles must have current State and County decals displayed. Any vehicle that is parked in the common parking areas by Lessee in violation of these Rules and Regulations may be towed away at Lessee's expense.

      16. Lessee shall not cover all or any part of any window or door of the Building without obtaining the prior written approval of Lessor.

      17. Lessee shall not conduct or permit to be conducted any auction or similar sale on or about the Demised Premises.

      18. Lessor shall have the right to prescribe the weight and position of safes and other objects of excessive weight on the second floor. If, in the reasonable judgment of Lessor, it is necessary to distribute the concentrated weight of any safe or heavy object, the work involved in such distribution shall be done in such manner as Lessor shall reasonably determine and the expense thereof shall be paid by Lessee. The moving of safes and other heavy objects shall take place only upon previous notice to, and at times and in a manner approved by Lessor, and the persons employed to move the same in and out of the Building, shall be acceptable to Lessor.

      19. Lessee shall not wash, service (oil changes, etc.) or repair any vehicles on or about the Business Park.

      20. Where any damage to the Building or to any portions used in common with other tenants is caused by Lessee or its employees, licensees or invitees, the cost of repairing the same shall be paid by Lessee upon demand.

      21. Except as shall be approved in writing by Lessor, no lettering, sign, advertisement, trademark, emblem, notice or object shall be displayed in or on the windows or doors, or on the outside of the Demised Premises.

      22. No dangerous, flammable, combustible or explosive object or material shall be brought into or kept in the Building by Lessee or with the permission of Lessee, except as permitted by law and the insurance companies insuring the Building or the property therein.

      23. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in the Demised Premises and no lock on any door shall be changed or altered in any respect. Duplicate keys for the Demised Premises and toilet rooms, if applicable, shall be procured only from Lessor, and Lessee shall pay to Lessor reasonable charge. Upon termination of the Lease, all keys of the Demised Premises and toilet rooms shall be delivered to Lessor.

      24.   Smoking is prohibited in the building.

      25. Lessee shall store all Hazardous Substances or Hazardous Materials on secondary containment pallets or shall employ other secondary contaimment devices to contain any spills and prevent releases to air, water or soils around or under the Demised Premises, and all volatile or flammable materials shall be kept and maintained in a cabinet specifically designed to contain flammable materials.

      26. Lessor reserves the right to rescind, alter or waive any rule or regulation at any time prescribed by Lessor when it deems it necessary, desirable or proper for its best interest or for the best interests of the tenants, and no rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant. Lessor shall not be responsible to Lessee for the non-observance or violation by any other tenant of any of the rules or regulations at any time prescribed by Lessor.

These Rules and Regulations and any amendments hereto are intended to supplement the terms and provisions of the Lease and where possible shall be applied and interpreted in a manner that is consistent with the terms and provisions of the Lease. In the event of a conflict between the Lease and these Rules and Regulations, or any amendments thereto, the Lease shall govern. If Lessee fails to fully comply with these Rules and Regulations, Lessor may, in its sole discretion and without waiving any other right or remedy, undertake such actions on behalf of Lessee as Lessor determines are necessary to cause Lessee to fully comply with these Rules and Regulations. All costs, expenses and fees expended by Lessor to insure full compliance with these Rules and Regulations shall constitute Additional Rent under the Lease and be immediately due and payable by the Lessee upon demand.

                                    EXHIBIT D

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT E

                       PROHIBITED USES OF DEMISED PREMISES

      Notwithstanding anything to the contrary contained in the Lease, the demised premises shall not be used for or as:

            (a) a school or other school or instructional activities and purposes; a church or other religious activities; a trade association office or facility or to promote any trade association activities or similar purposes; a union office or to promote union activities or purposes; government owned or affiliated office or facility; any pornographic or prurient sex related activity or purpose (such as, but not limited to, an escort service or telephone sex service); a medical or dental office; or

            (b) any office that, by its nature, shall involve operations substantially on a round-the-clock, 24 hour basis; or shall constitute a material additional burden to the services of the Building as compared to normal general office uses for standard building hours and holidays.

                                    EXHIBIT F

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT G

                              ESTOPPEL CERTIFICATE


To:                      ("Purchaser"), and any successor or assign of Purchaser

      Re: Property Name:                         (the "Property")
               Property Address:                 ,
               Virginia Lease Date:
               Between:                                          ("Lessor") and
                                      ___________________________("Lessee")
              Demised Premises:       Suite_____________________(the "Premises")

Ladies/Gentlemen:

      The undersigned Lessee understands that: (a) the Lessor has entered into an agreement to sell the Property to Purchaser; and (b) Purchaser is relying on this Estoppel Certificate in connection with the purchase of the Property. Lessor has requested Lessee to deliver this Estoppel Certificate to Purchaser. Lessee hereby certifies to Purchaser and its successors and assigns, as of the date hereof, as follows:

      1. The Lease has not been supplemented, amended or modified, except as follows:

(the Lease as supplemented, amended, and modified is herein referred to as the "Lease"). The Lease is in full force and effect and represents the entire agreement between Lessor and Lessee as to the Premises. A true, correct and complete copy of the Lease (including all supplements, amendments and modifications) is attached hereto as Exhibit "A",

      2. The Premises consist of approximately square feet of rentable area. The present use of the Premises does not violate any provisions of the Lease regarding the permitted use or operation of the Premises. Lessee has accepted possession of the Premises, is in full occupancy thereof, and has not assigned or sublet any portion of the Lease or Premises.

      3. The monthly rentals currently being paid for the Premises are as follows:

          base rent                            $
          operating costs                      $______________________
          real estate taxes                    $______________________
          parking                              $______________________
          other [_____________]                $______________________

Lessee has paid all rent and other amounts required under the Lease through____________________ 2003. Lessee has not paid rent or other amount due under the Lease more than 30 days in advance. Rentals due under the Lease escalate as follows:

      4.    ________________________ The commencement date of the Lease was   ,
2003. The current term of the Lease expires on______________________________.
(subject only to any renewal/extension options identified below). Lessee has the right to renew/extend the Lease pursuant to the following (and only the following) renewal/extension options:

      Lessee has no right or option to terminate the Lease prior to the expiration of its stated term.

      5. Lessor has the right to terminate the Lease on___ days prior written notice.

      6. Lessee pays a full pro rata share of operating costs and real estate taxes as described in the Lease. Lessee's pro rata share of operating costs and real estate taxes is ________%. Lessee has paid its share of all such operating charges and real estate taxes in full for the period ending______________________________________________________________________

      7. Lessee's security deposit under the Lease, currently on deposit with Lessor, is $____________________ (the "Security Deposit"). Lessee has paid no other deposit or amount to Lessor which is required to be returned to Lessee. To Lessee's knowledge, Lessor has not drawn against the Security Deposit for rent due or for any other purpose. Lessor is not required to provide to Lessee any interest on the principal amount of the Security Deposit.

      8. No default on the part of Lessor or Lessee exists under the Lease. No event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default by Lessee or Lessor. Lessee has no offset, defense, deduction or claim against Lessor.

      9. All obligations of Lessor to provide (a) maintenance, service and repairs at or to the Premises and/or Property, and (b) free rent, rent rebates, improvements or tenant improvement contributions, have been completed, accepted and satisfied in full through the date hereof. Lessor is not obligated to Lessee for any rent or other obligations under any other lease.

      10. Lessee has no right or option to (a) expand the Premises, (b) lease additional space at the Property, (c) relocate to different space, or (d) exercise a first refusal right with respect to any other space in the Property,
except for the following (and only the following) rights or options:          .
Lessee has no option or right pursuant to the Lease or otherwise to purchase the Property, or any part thereof.

      11. Lessee's obligations under the Lease have been guaranteed by (the "Guarantor"). No bankruptcy or insolvency proceedings are pending by or against, or contemplated by, Lessee or any Guarantor.

      12. No commission or other payment is due to any broker, consultant or agent by Lessee in connection with the leasing of the Premises. Lessee is not a party to any agreement, oral or written, pursuant to which any broker, consultant or agent is entitled to any payment or commission in connection with the leasing of the Premises, including without limitation any current or future renewals or extensions of the Lease, or expansions of the Premises.

      13. Lessee has not contracted for, or within the past 120 days caused, any new construction or repair work to be performed on the Property, or, if performed, the costs of such work, including all costs of labor, supplies and materials, have been paid in full.

      14. Lessee is in full compliance with its obligations under the Lease to maintain the insurance policies and coverage required therein. Lessee agrees to amend said insurance coverage to name Purchaser thereunder as an additional insured party.

      15. Lessee's address for the delivery of notices (and the address of any other party required to receive copies of notices) under the Lease is as follows:

      The statements contained herein may be relied upon by Purchaser and its successors and assigns. The person executing and delivering this Estoppel Certificate on behalf of Lessee hereby certifies that he/she is duly authorized to do so.


                                        LESSEE:

Date:_____________, 2003
                                        By: Name:
                                            Title:

                                       G-2